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                                                                EXHIBIT 1.01

                               LOCK-UP AGREEMENT

     THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into by and between Crescent Real Estate Equities Company ("REIT") and Citicorp Real Estate, Inc. ("Designee") as of this 22nd day of September, 1997.

                                    RECITALS

     WHEREAS, Designee has elected to acquire the common shares of beneficial interest, par value $.01 per share of REIT (the "REIT Shares") that are the subject of, or were issued pursuant to, that certain Citicorp Stock Delivery Agreement, dated as of August 3, 1997, by and between JMB/Houston Center Partners Limited Partnership, an Illinois limited partnership, and REIT (the "Citicorp Stock Delivery Agreement"); and

     WHEREAS, REIT has the right under the Citicorp Stock Delivery Agreement to require Designee to agree to certain restrictions on the transfer of any REIT Shares that Designee so acquires.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by REIT and Designee, REIT and Designee hereby agree as follows:

     1. LOCK-UP. Designee hereby agrees that, except as set forth in paragraph 2 below, from the date hereof until September 22, 1998, Designee shall not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (a "Transfer"), any REIT Shares, and any attempt to make any such Transfer in violation of this Agreement shall be null and void ab initio and of no force or effect.

     2. EXCEPTIONS TO LOCK-UP. Notwithstanding the provisions of paragraph 1, REIT agrees that Designee shall have the right prior to September 22, 1998, to Transfer all or any portion of the REIT Shares in a transaction that is exempt from registration, and not registered, under the Securities Act of 1933, as amended (the "Securities Act"), to each person who executes a lock-up agreement and is bound by the terms thereof, such lock-up agreement to be in the form of this Agreement except that paragraph 3 shall be excluded and appropriate revisions shall be made to the recitals.

    3. NO RELIANCE. Designee acknowledges that it has made its own independent analysis of an investment in REIT and it is not relying on statements or representations made by JMB. Upon Designee's receipt of the REIT Shares, Designee releases JMB from any and all liability under the Citicorp Stock Delivery Agreement.


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JMB is a third party beneficiary of this Agreement solely with respect to the immediately preceding sentence of this paragraph 3.

        4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

        5. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of which will constitute but one and the same instrument.

        6. Controlling Law. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Texas.

        7. No Rule of Construction. The parties hereto have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by all parties, and no rule of construction will be invoked respecting the authorship of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        REIT:

                                        CRESCENT REAL ESTATE EQUITIES
                                        COMPANY, a Texas real estate investment
                                        trust

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        DESIGNEE:

                                        CITICORP REAL ESTATE, INC., a
                                        DELAWARE CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



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